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EXHIBIT 32.1

CERTIFICATION

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of CNH Capital LLC (the "Company") does hereby certify, to such officer's knowledge, that:

        The Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 of the Company (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEVEN C. BIERMAN Steven C. Bierman President
/s/ DOUGLAS MACLEOD Douglas MacLeod Chief Financial Officer

Date: November 6, 2013

        A signed original of this written statement has been provided to CNH Capital LLC and will be retained by CNH Capital LLC and furnished to the Securities and Exchange Commission or its staff upon request.

        The foregoing certification is being furnished solely pursuant to 18 U.S.C §1350 and is not being filed as part of the Report or as a separate disclosure document.

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  EXHIBIT 32.1
CERTIFICATION